UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2025

Ecovyst Inc.

Commission File Number: 001-38221

Delaware	81-3406833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Lee Road, Suite 200
Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

(484) 617-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	ECVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2025, Ecovyst Inc. (the “Company”) announced the departure of George L. Vann, Jr. from the Company, effective as of August 11, 2025 (the “Transition Date”).

The Company and Mr. Vann will enter into a Separation and Transition Agreement (the “Separation Agreement”) to govern the terms of his involuntary separation from the Company. In connection with his separation, it is expected that Mr. Vann will receive the severance benefits he is entitled to under the Amended and Restated Severance Plan of Ecovyst Catalyst Technologies LLC, first effective as of January 1, 2020 (the “Severance Plan”). Under the terms of the Severance Plan, subject to his execution of a release of claims. Mr. Vann is eligible to receive two weeks pay in lieu of notice ($15,000), 58 weeks of severance pay ($435,000), an amount equal to his 2025 target annual bonus ($234,000) and an additional pro rata 2025 annual target bonus payment ($27,000), paid in equal installments over the severance period in accordance with the Company’s normal payroll practices and less taxes and other withholdings. In addition, Mr. Vann is eligible to receive a pro rata amount of any annual bonus that would have been payable for 2025 based on actual achievement of applicable performance goals, which amount will be paid in a lump sum at the time annual bonuses are normally paid, as well as continuation of health benefits at active employee rates over the severance period (or until Mr. Vann otherwise has access to substantially equivalent health benefits as a result of commencing new employment). Under the terms of his performance-based stock (“PSU”) awards, a pro rata portion of the target number of PSUs will remain outstanding following Mr. Vann’s termination until the applicable vesting date of the award and will be eligible to be earned based on actual performance, with such pro rata portion based on the number of days of the performance period that occurred prior to the termination of employment.

The foregoing summary is not complete and is qualified in its entirety by the Separation Agreement, a copy of which the Company intends to file with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2025	Ecovyst Inc.

	By:	/s/ Joseph S. Koscinski
	Name:	Joseph S. Koscinski
	Title:	Vice President, Chief Administrative Officer, General Counsel and Secretary